Exhibit 99.3
2Q’23 Earnings Presentation

Forward Looking Statements 2 Certain statements and information in this presentation concerning results for the three months ended June 30, 2023, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of a widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, acts of war or terrorism, or military conflicts; data privacy breaches, cybersecurity incidents, and/or failures of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes, including the Vaux freight handling pilot test program at ABF Freight and our customer pilot offering of Vaux, including human-centered remote operation software; the loss or reduction of business from large customers; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain resulting in increased volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation and rising interest rates; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”). For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

3 Q2 2023 SUMMARY • Freight demand continued to be soft – impacted by customers managing inventory and economic growth slowing • Ratified new five-year contract with International Brotherhood of Teamsters • Continued Truckload volume growth despite environment, growing total shipments and shipments per day, per employee – driving efficiencies • Continued advancements in environmental, social and corporate governance (ESG) • Reduced Scope 1 emissions intensity 0.25% YoY • Established environmental policy • Named an Inbound Logistics Green Supply Chain Partner for the 12th time $1.1B Total Revenues from continuing operations -17% YoY $50.1M Non-GAAP (1) Operating Income from continuing operations -66% YoY $1.54 Non-GAAP (1) EPS from continuing operations -64% YoY $580M Liquidity +2.5% (from 12/31/22) 1) See non-GAAP reconciliation in the Additional Information section of this presentation.

STRENGTH OF OUR CUSTOMER-FOCUSED STRATEGY

Customer Need	Our Strength	Strength in Action
Flexible supply chain solutions	Broad suite of logistics solutions with integrated and seamless access to services	>90% of our Top 50 customers are cross-sold; 33% of our accounts were cross-sold (FY 2022) compared to 17% in 2012; >60% of our asset-light customers also use ABF
Someone who knows them and their business	Dedicated experts to tackle tough challenges	Among best in industry for knowledgeable and helpful sales representatives according to Mastio; Top 20 for Employee Training and Development in Training Magazine's APEX award – 13th consecutive year to be recognized
Visibility into their supply chain	Proactive communications	>75% of revenue comes from customers who are engaged digitally
Commitment to sustainability and advancing DE&I	Long history of good corporate citizenship and industry-leading sustainability	• AA MSCI Rating • Bronze EcoVadis Rating • Inbound Logistics Green Supply Chain Partner • Comparably Best Leadership Teams and Best CEOs for Women • Piloting electric trucks and use of solar panels • Supplier Leadership on Climate Transition (SLoCT) online climate school participant as a supplier to iconic brands • Recruiting neurodiverse talent through partnership with Integrate • Launched new Employee Resource Groups

4

2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 ACCELERATING PERFORMANCE OVER SUSTAINED PERIOD 5 $1.5B $1.7B $1.9B $2.1B $2.3B $2.6B $2.7B $2.7B $2.8B $3.1B $3.0B $2.9B $4.0B $5.3B -$84M -$46M $17M -$04M $24M $75M $82M $54M $76M $159M $118M $128M $318M $473M -5.7% -2.8% 0.9% -0.2% 1.1% 2.9% 3.1% 2.0% 2.7% 5.2% 4.0% 4.3% 8.0% 8.9% Revenue up 190% Operating Income (non-GAAP) up $557M Profit Margin (non-GAAP) up 1,460 bps Non-GAAP operating income and profit margin have been restated to be consistent with current financial statement presentation and non-GAAP measures (not adjusted for discontinued operations).

INVESTMENT IS REQUIRED FOR GROWTH 6 INVESTMENT IN: People Solutions Technology Future Growth Pricing Intelligence Tools Daily visibility to industry data and intelligence across our digital platforms informs yield strategy and enables proprietary pricing tools Facility Upgrades & Expansions Facility and equipment investments to enable growth and improve employee experience Strengthened Truckload offering advances capture of large growth opportunity Truckload Solutions Technology & Innovation Completed phase one rollout of City Route Optimization – expanding functionality to Optimize Pickups

$1.1B Revenue From Continuing Operations 17% per day $50.1M Non-GAAP Operating Income From Continuing Operations (2) 66% $1.54/diluted share Non-GAAP Net Income From Continuing Operations (2) 64% Key Metrics Q2 2023(1) 7 ARCBEST CONSOLIDATED 1) Second quarter 2023 comparisons are to second quarter 2022. 2) See non-GAAP reconciliation in the Additional Information section of this presentation. SOLID FINANCIAL POSITION TTM EBITDA(2) $417M Liquidity $580M Net Cash $108M

$722M Revenue 10% per day $51.7M Non -GAAP Operating Income(2) 59% 92.8% Non -GAAP Operating Ratio (2) 830 bps deterioration Daily Tonnage 0.9% Daily Shipments 4.2% Total Billed Rev/Cwt 11.0% 3.1% Average Increase on Contract Renewals and Deferred Pricing Agreements Q2 2023(1) 8 Key Metrics ASSET -BASED 1) Second quarter 2023 comparisons are to second quarter 2022. 2) See non -GAAP reconciliation in the Additional Information section of this presentation.

Key Metrics JULY 2023 9 Daily Billed Revenue Total Billed Rev/CWT ASSET-BASED Daily Tonnage Daily Shipments Total Billed Rev/Shipment Total Weight/Shipment 12% 13% J U LY 2 0 2 3 P R E L I M I N ARY Y O Y (1) 1) July 2023 comparisons are to July 2022. 5% 1% 6% 7%

Key Metrics Q2 2023(1) 10 ASSET-LIGHT(2) J U LY 2 0 2 3 P R E L I M I N ARY Y O Y (4) Daily Revenue 1) Second quarter 2023 comparisons are to second quarter 2022. 2) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which was sold on February 28, 2023. 3) See non-GAAP reconciliation in the Additional Information section of this presentation. 4) Asset-Light Operating Segment July 2023 comparisons are to July 2022. 23% $410M Revenue 25% per day $6.4M Non-GAAP Operating Income(3) 79% $8.3M Adjusted EBITDA(3) 75%

11 BALANCED APPROACH TO CAPITAL ALLOCATION Strong business performance enables ArcBest to reinvest in the business and provide returns to shareholders while maintaining a solid balance sheet and investment-grade credit metrics. Reinvesting in the Business Dividends & Share Repurchases M&A Strategies • Expect 2023 Net Capital Expenditures of $270 - $295 Million • Part of a multi-year investment plan for equipment, real estate, innovation and technology — structured for cost optimization, revenue growth and enhanced work environment • Increased share repurchase: • YTD’23 share purchases equal $41 million through 6/30/23 • $84 million remains available under future common stock repurchase authorization • Currently paying a $0.12/share quarterly dividend • Accelerate progress toward strategic goals by adding capabilities and scale to more effectively serve our customers • Look for strong culture fit, experienced leadership team and a pathway to return

ARCBEST’S CUSTOMER-LED STRATEGY YIELDS RESULTS 12 >5x Revenue per account is over 5X higher on cross-sold accounts >4x Profit per account is over 4X higher on cross-sold accounts 9% Retention rates are 9 percentage points higher on cross-sold accounts >60% Over 60% of our customers who use asset-light services also utilize our asset-based services >75% Over 75% of revenue came from digitally connected customers

Three-Point Strategy Continues to Deliver Shareholder Value & Drive Business Growth 13 1 2 3 ENHANCED SHAREHOLDER VALUE Increase Efficiency Optimize ABF network Drive scale and productivity to improve Asset-Light operating margin Leverage technology Drive Innovation Develop and implement disruptive and game changing innovations Launch new revenue streams Co-create and scale with customers Accelerate Growth Secure new customers Expand with existing customers through market penetration Retain existing customers

14 Note: ArcBest Corporation reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures utilized for internal analysis provides analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP. Reconciliations of GAAP to Non-GAAP Financial Measures (Unaudited) ADDITIONAL INFORMATION

ArcBest Consolidated

(including discontinued operations)

$ millions

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
ArcBest Corporation - Consolidated														
Operating Income														
Amounts on a GAAP basis (1)	**$ (147.9)**	**$ (46.3)**	**$ 16.6**	**$ (5.8)**	**$ 24.3**	**$ 74.9**	**$ 79.8**	**$ 34.1**	**$ 61.3**	**$ 109.1**	**$ 63.8**	**$ 98.3**	**$ 281.0**	**$ 399.3**
Restructuring charges, pre-tax (2)	-	-	-	-	-	-	-	10.3	3.0	1.7	-	-	-	-
Transaction costs, pre-tax (3)	-	-	-	2.1	-	-	1.4	0.6	-	-	-	-	6.0	-
Multiemployer pension withdrawal liability charge, pre-tax (4)	-	-	-	-	-	-	-	-	-	37.9	-	-	-	-
Gain on sale of subsidiaries, pre-tax (5)	-	-	-	-	-	-	-	-	(0.2)	(1.9)	-	-	(6.9)	(0.4)
Innovative technology costs, pre-tax (6)	-	-	-	-	-	-	-	4.9	7.3	8.5	20.7	25.6	32.8	40.8
ELD conversion costs, pre-tax (7)	-	-	-	-	-	-	-	-	-	-	2.7	-	-	-
Asset impairment, pre-tax (8)	64.0	-	-	-	-	-	-	-	-	-	26.5	-	-	-
Nonunion pension termination costs, pre-tax (9)	-	-	-	-	-	-	-	-	-	-	0.4	-	-	-
Purchase accounting amortization, pre-tax (10)	-	-	-	-	-	-	-	3.9	4.2	4.2	4.2	3.7	5.3	12.9
Change in fair value of contingent consideration, pre-tax (11)	-	-	-	-	-	-	-	-	-	-	-	-	-	18.3
Third-party casualty expense at FleetNet, pre-tax (12)	-	-	-	-	-	-	0.9	-	-	-	-	-	-	-
Nonunion vacation policy enhancement, pre-tax (13)	-	-	-	-	-	-	-	-	-	-	-	-	-	2.1
Non-GAAP amounts (14)	$ (83.9)	$ (46.3)	$ 16.6	$ (3.7)	$ 24.3	$ 74.9	$ 82.1	$ 53.8	$ 75.7	$ 159.5	$ 118.2	$ 127.6	$ 318.1	$ 472.9

1) Operating Income for 2009-2017 has been adjusted for the January 1, 2018, adoption of an amendment to ASC Topic 715 which requires the components of net periodic benefit cost other than service cost for our pension, SBP and postretirement plans to be presented within Other Income (Costs) in the consolidated financial statements and, therefore, excluded from Operating Income presented in this table. (The 2009-2017 amounts presented were adjusted for the change in presentation of net periodic benefit costs in the 2018 financial statements to conform with the current year presentation.)
2) Restructuring charges relate to the realignment of the Company's organizational structure announced on November 3, 2016.
3) Represents costs associated with the November 1, 2021 acquisition of MoLo Solutions, LLC.
4) Represents a one-time charge recognized in June 2018 for the multiemployer pension fund withdrawal liability resulting from the transition agreement ABF Freight, Inc. entered into with the New England Teamsters and Trucking Industry Pension Fund.
5) Gains associated with the December 2017 and April 2021 divestures of moving services subsidiaries for which the gains were recognized in third quarter 2017 and 2018 and second quarter 2021, respectively, when the contingent consideration was received on the transactions, as well as including the contingent amount recognized in second quarter 2022 when the funds were released to escrow.
6) Costs associated with the freight handling pilot test program at ABF Freight announced in third quarter 2019 and initiatives to optimize performance through technological innovation, including costs related to our investment in human-centered remote operation software announced in first quarter 2022. Costs for 2017-2020 have been adjusted to conform to the presentation of innovative technology costs for 2021.
7) Impairment charges related to equipment replacement and other one-time costs incurred to comply with the electronic logging device ("ELD") mandate which became effective in December 2019.
8) Noncash goodwill impairment charge recognized in fourth quarter 2009. Noncash impairment charge recognized in fourth quarter 2019 relates to a portion of the goodwill, customer relationship intangible assets, and revenue equipment associated with the acquisition of truckload brokerage and truckload dedicated businesses within the ArcBest segment.
9) Consulting fee incurred in third quarter 2019 associated with the termination of the nonunion defined benefit pension plan.
10) Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
11) Represents increase in fair value of the contingent earnout consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
12) Unfavorable third-party casualty claim associated with a bankrupt FleetNet customer.
13) Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
14) Non-GAAP amounts are calculated in total and may not foot due to rounding.

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ARCBEST CORPORATION - CONSOLIDATED Three Months Ended Millions ($000,000), except per share data 6/30/2023 6/30/2022 Operating Income from Continuing Operations Amounts on a GAAP basis $ 42.1 $ 136.0 Innovative technology costs, pre -tax (1) 14.8 10.3 Purchase accounting amortization, pre -tax (2) 3.2 3.2 Change in fair value of contingent consideration, pre -tax (3) (10.0) - Gain on sale of subsidiary, pre -tax (4) - (0.4) Non -GAAP amounts (5) $ 50.1 $ 149.2 Net Income from Continuing Operations Amounts on a GAAP basis $ 39.6 $ 101.5 Innovative technology costs, after -tax (includes related financing costs) (1) 11.2 7.8 Purchase accounting amortization, after -tax (2) 2.4 2.4 Change in fair value of contingent consideration, after -tax (3) (7.5) - Gain on sale of subsidiary, after -tax (4) - (0.3) Change in fair value of equity investment, after -tax (6) (2.8) - Life insurance proceeds and changes in cash surrender value (1.1) 2.7 Tax expense (benefit) from vested RSUs (7) (3.9) (5.1) Non -GAAP amounts (5) $ 38.0 $ 109.1 Diluted Earnings Per Share from Continuing Operations Amounts on a GAAP basis $ 1.60 $ 3.97 Innovative technology costs, after -tax (includes related financing costs) (1) 0.45 0.30 Purchase accounting amortization, after -tax (2) 0.10 0.09 Change in fair value of contingent consideration, after -tax (3) (0.30) - Gain on sale of subsidiary, after -tax (4) - (0.01) Change in fair value of equity investment, after -tax (6) (0.11) - Life insurance proceeds and changes in cash surrender value (0.04) 0.11 Tax expense (benefit) from vested RSUs (7) (0.16) (0.20) Non -GAAP amounts (5) $ 1.54 $ 4.26 Reconciliations of GAAP to Non -GAAP Financial Measures (Unaudited) 16 1) Represents costs associated with the Vaux freight handling pilot test program at ABF Freight, costs related to our customer pilot offering of Vaux, including human -centered remote operation software, and initiatives to optimize our performance through technological innovation. 2) Represents the amortization of acquired intangible assets in the Asset -Light segment. 3) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition. 4) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset -Light segment’s moving business were released from escrow. 5) Non -GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non -GAAP adjustments due to rounding. 6) Represents increase in fair value of our investment in Phantom Auto, the leading provider of human -centered remote operation software, based on observable price changes during second quarter 2023. 7) Represents recognition of the tax impact for the vesting of share -based compensation.

Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Adjusted EBITDA is a primary component of the financial covenants contained in ArcBest Corporation's Fourth Amended and Restated Credit Agreement. Management believes Adjusted EBITDA to be relevant and useful information, as EBITDA is a standard measure commonly reported and widely used by analysts, investors, and others to measure financial performance and ability to service debt obligations. Furthermore, management uses Adjusted EBITDA as a key measure of performance and for business planning. However, these non-GAAP financial measures should not be construed as better measurements than operating income, operating cash flow, net income, or earnings per share, as determined under GAAP. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. Other companies may calculate EBITDA differently; therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
2) Includes amortization of intangibles associated with acquired businesses.
3) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
4) Represents increase in fair value of our investment in Phantom Auto, the leading provider of human-centered remote operation software, based on observable price changes during second quarter 2023.
5) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.
6) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment's moving business were released from escrow.
7) Asset-Light Adjusted EBITDA amount is calculated in total and may not equal the sum of operating income and the adjustments due to rounding.

ArcBest

CONSOLIDATED ADJUSTED EBITDA [(1)]	Twelve Months Ended June 30, 2023
	($ millions)
Net Income from Continuing Operations	**$ 183.5**
Interest and other related financing costs	8.5
Income tax provision	55.0
Depreciation and amortization [(2)]	139.7
Amortization of share-based compensation	11.5
Change in fair value of contingent consideration [(3)]	22.5
Change in fair value of equity investment [(4)]	(3.7)
Consolidated Adjusted EBITDA	$ 417.0

ASSET-LIGHT [(5)] ADJUSTED EBITDA [(1)]	Three Months Ended June 30	
	2023	2022
	($ millions)	
Operating Income	**$ 13.2**	**$ 27.5**
Depreciation and amortization [(2)]	5.1	5.5
Change in fair value of contingent consideration [(3)]	(10.0)	-
Gain on sale of subsidiary[(6)]	-	(0.4)
Adjusted EBITDA[(7)]	$ 8.3	$ 32.5

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Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

1) Represents costs associated with the Vaux freight handling pilot test program at ABF Freight.
2) Non-GAAP amounts are calculated in total and may not equal the sum of the GAAP amounts and the non-GAAP adjustments due to rounding.
3) Asset-Light represents the reportable segment previously named ArcBest. Asset-Light financial results previously included the ArcBest segment and FleetNet, which sold on February 28, 2023.
4) Represents the amortization of acquired intangible assets in the Asset-Light segment.
5) Represents change in fair value of the contingent earnout consideration recorded for the MoLo acquisition.
6) Gain relates to the contingent amount recognized in second quarter 2022 when the funds from the May 2021 sale of the labor services portion of the Asset-Light segment's moving business were released from escrow.

ArcBest

	Three Months Ended			
Millions ($000,000)	**6/30/2023**		**6/30/2022**	
ASSET-BASED				
Operating Income				
Amounts on a GAAP basis	**$ 43.3**	**94.0%**	**$ 116.7**	**85.5%**
Innovative technology costs, pre-tax [1]	8.3	(1.1)	8.0	(1.0)
Non-GAAP amounts [2]	$ 51.7	92.8%	$ 124.6	84.5%
ASSET-LIGHT [3]				
Operating Income				
Amounts on a GAAP basis	**$ 13.2**	**96.8%**	**$ 27.5**	**95.0%**
Purchase accounting amortization, pre-tax [4]	3.2	(0.8)	3.2	(0.6)
Change in fair value of contingent consideration, pre-tax [5]	(10.0)	2.4	-	-
Gain on sale of subsidiary, pre-tax[6]	-	-	(0.4)	0.1
Non-GAAP amounts [2]	$ 6.4	98.4%	$ 30.3	94.5%

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